UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2010

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, Suite 680, White Plains, New York 10606
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) – (c) On September 9, 2010, the Board of Directors of Green Earth Technologies, Inc., a Delaware corporation (OTCQB: GETG) (the “Company”) appointed (i) Greg Adams, chief financial officer of the Company, to the position of chief operating officer and (ii) Jeffrey Loch, a director of the Company, to the positions of president and chief marketing officer.  They will be succeeding Simon Higgs, who has resigned from all of his positions with the Company effective on September 15, 2010 to pursue other opportunities.  In addition to their new positions, Messrs. Adams and Loch will continue in their existing roles with the Company.

In connection with their appointments, on September 17, 2010, Messrs. Adams and Loch were granted stock options exercisable for 2,000,000 and 4,000,000 shares of the Company’s common stock, respectively, at an exercise price of $0.39 (the fair market value on the date of grant) per share which, subject to their continued employment with the Company, will vest ratably over the next three years.

(d) On September 9, 2010, David Buicko was appointed to the Company’s Board.  In connection with his appointment, on September 17, 2010, Mr. Buicko was granted a stock option exercisable for 150,000 shares of the Company’s common stock at an exercise price of $0.39 (the fair market value on the date of grant) per share which, subject to his continued directorship with the Company, will vest ratably over the next three years.

The principal occupation and brief summary of Mr. Buicko’s background is as follows:

DAVID M. BUICKO, age 57, became a director of Green Earth Technologies, Inc. on September 9, 2010.  Since 1986, Mr. Buicko has been the chief operating officer of the Galesi Group, a leading industrial real estate developer in the Northeast and owner of one of the largest third-party logistics companies in the region.  He is responsible for the day to day operations of the Galesi Group’s operating divisions including commercial real estate, industrial parks, distribution and logistics and the exploration and production of natural resources.  Mr. Buicko is a member of a variety of local professional, economic development and charitable organizations and is the current chairman of the Center for Economic Growth, a regional economic development organization.  He also serves on the board of numerous privately held companies in the real estate and oil and gas industries.  Mr. Buicko is a certified public accountant and a graduate of Siena College where he received a Bachelor of Arts degree in Accounting in 1975.

No family relationship exists, among Messrs. Adams, Loch and Buicko or between any of them and any director or executive officer of the Company.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Loch is a principal of Marketiquette, Inc.  In July 2007, we entered into a services agreement, as amended, with Marketiquette under which we pay Marketiquette a monthly retainer of $36,000 as well as commissions from 5%-10% based on net sales it generates.  The commission depends on the customer’s class of trade with a declining maximum scale based on volume.  We paid Marketiquette a total of $819,000 and $546,000 for the years ended June 30, 2009 and 2010, respectively, in accordance with the agreement.

Item 8.01.	Other Events.

On September 17, 2010, the Company issued the press release attached hereto as Exhibit 99.1.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 17, 2010.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GREEN EARTH TECHNOLOGIES, INC.

	By:	/s/ Greg Adams
Greg Adams
Chief Financial Officer
Dated: September 17, 2010

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